Exhibit 20

World Omni Auto Receivables Trust 2005-A

Monthly Servicer Certificate

April 30, 2005

Aggregate Note Amount

Aggregate Note Amount

Original	800,000,000.00

Note Balance @ 3/31/05	740,605,314.44
Principal distributable amount	24,703,272.59

Note Balance @ 4/30/05	715,902,041.85

Class A-1 Note Amount

Note Amount

Original	168,000,000.00

Note Balance @ 3/31/05	108,605,314.44
Principal distributable amount	24,703,272.59

Note Balance @ 4/30/05	83,902,041.85

Class A-2 Note Amount

Note Amount

Original	190,000,000.00

Note Balance @ 3/31/05	190,000,000.00
Principal distributable amount	—

Note Balance @ 4/30/05	190,000,000.00

Class A-3 Note Amount

Note Amount

Original	252,000,000.00

Note Balance @ 3/31/05	252,000,000.00
Principal distributable amount	—

Note Balance @ 4/30/05	252,000,000.00

Class A-4 Note Amount

Note Amount

Original	157,675,000.00

Note Balance @ 3/31/05	157,675,000.00
Principal distributable amount	—

Note Balance @ 4/30/05	157,675,000.00

Class B Note Amount

Note Amount

Original	32,325,000.00

Note Balance @ 3/31/05	32,325,000.00
Principal distributable amount	—

Note Balance @ 4/30/05	32,325,000.00

Total
Distributable Amounts

Interest Distributable Amount	2,113,880.22
Principal Distributable Amount	24,703,272.59

Total	26,817,152.81

	Class A-1
Distributable Amounts

Interest Distributable Amount	251,602.31
Principal Distributable Amount	24,703,272.59

Total	24,954,874.90

	Class A-2
Distributable Amounts

Interest Distributable Amount	514,583.33
Principal Distributable Amount	0.00

Total	514,583.33

	Class A-3
Distributable Amounts

Interest Distributable Amount	743,400.00
Principal Distributable Amount	0.00

Total	743,400.00

	Class A-4
Distributable Amounts

Interest Distributable Amount	501,932.08
Principal Distributable Amount	0.00

Total	501,932.08

	Class B
Distributable Amounts

Interest Distributable Amount	102,362.50
Principal Distributable Amount	0.00

Total	102,362.50

	Series A-1	Series A-2
Note Factors
4/30/2005	49.9416916%	100.0000000%

	Series A-3	Series A-4
Note Factors
4/30/2005	100.0000000%	100.0000000%

	Series B
Note Factors
4/30/2005	100.0000000%

	$	#
Pool Data
Original Pool Balance	808,080,808.08	33,047
Pre-Funding Contracts added 3/29/05	202,867,922.66	10,428
Pool Balance at 3/31/05	753,568,015.20	41,994
Principal Payments	22,714,464.47	578
Defaulted Receivables	291,878.31	18
Pool Balance at 4/30/05	730,561,672.42	41,398
Overcollateralization Target Amount	21,916,850.17
Recoveries	156,276.31

Weighted Average APR	6.75%
Weighted Average Remaining Term	56.03

	Aggregate Net Losses	Net Loss Ratio
February	—	0.00%
March	30,642.72	0.05%
April	135,602.00	0.22%

Average Net Loss Ratio		0.09%

Noteholders’ First Priority Principal Distributable Amount	0.00

Noteholders’ First Priority Principal Distributable Amount	0.00

	Advance	Reserve Fund
Account Balances
Balance as of 3/31/05	37,316.13	12,748,814.39
Balance as of 4/30/05	45,368.13	12,777,364.95
Change	8,052.00	28,550.56
Reserve Fund Requirement		12,354,402.19
Reserve Fund Supplemental Requirement/(Excess)		(422,962.76)

		Pre-Funding
Balance as of 3/31/05		—
Balance as of 4/30/05		315.66
Change		315.66

	Maximum Carry	Negative Carry
Balance as of 3/31/05	—	—
Balance as of 4/30/05	—	625.13
Change	—	625.13
Excess to be Distributed	—

	Total
Distribution per $1,000

Distribution Amount	33.5214410

Interest Distribution Amount	2.6423503
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	30.8790907

	Class A-1
Distribution per $1,000

Distribution Amount	148.5409220

Interest Distribution Amount	1.4976328
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	147.0432892

	Class A-2
Distribution per $1,000

Distribution Amount	2.7083333

Interest Distribution Amount	2.7083333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-3
Distribution per $1,000

Distribution Amount	2.9500000

Interest Distribution Amount	2.9500000
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class A-4
Distribution per $1,000

Distribution Amount	3.1833333

Interest Distribution Amount	3.1833333
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Class B
Distribution per $1,000

Distribution Amount	3.1666667

Interest Distribution Amount	3.1666667
Interest Carryover Shortfall	0.0000000

Principal Distribution Amount	0.0000000

	Total
Servicing Fee

Amount of Servicing Fee Paid	627,973.35
Total Unpaid	0.00

	#	$
Delinquent Receivables

Past Due 31-60 days	198	2,898,476.77
Past Due 61-90 days	40	604,351.04
Past Due 91 + days	7	136,420.06
Total	245	3,639,247.87